Exhibit 99.2

Supplemental Information

Third Quarter 2004

October 14, 2004

This information is preliminary and based on company data available at the time of the presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America does not undertake an obligation to, and disclaims any duty to, correct or update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in Bank of America’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at Bank of America’s website (www.bankofamerica.com). Bank of America’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation

Results Overview

3rd Quarter 2004 Results

•	Net income of $3.76 billion or $0.91 per diluted share compared to a reported $0.93 in 2Q04.

Excluding merger and restructuring charges of $221 million, $147 million after tax, earnings were $0.95 per diluted share and even with 2Q04.

Merger and restructuring charges in 3Q04 include $156 million merger charge and $65 million for recently announced infrastructure initiative.

•	Revenue of $12.6 billion declined 3% on lower mortgage revenue and market related fees.

•	Mortgage banking loss of $250 million in 3Q04 includes lower originations, lower secondary marketing revenue as well as writedowns in the value of mortgage servicing rights.

Business Segment Revenue Results:

•	Consumer and Small Business revenue excluding mortgage increased 6% over 2Q04 driven by strong card revenue and customer account growth. Card income grew 9% over 2Q04 while service charges grew 5%.

•	Wealth and Investment Management revenue increased 4% over 2Q04 on improved lending and deposit taking.

•	Commercial Banking revenue improved 4% due to good leasing results as well as higher treasury service income.

•	Global Corporate and Investment Banking revenue decreased 21% reflecting the typical summer slowdown in capital markets activities and tightening credit spreads.

•	Securities gains in the quarter were $732 million as the company repositioned the securities portfolio for expected interest rate moves. Securities gains for 3Q04 include $117 million in gains related to hedging the mortgage portfolio.

•	Noninterest expense of $7.0 billion decreased 3% from 2Q04 on a reported basis.

•	Merger and restructuring charges were $221 million and $125 million in 3Q04 and 2Q04 respectively.

•	2Q04 included $300 million in litigation costs.

•	Additional cost savings as a result of the Fleet integration added another $103 million in 3Q04 to the $206 million achieved in 2Q04, bringing total reductions to $515 million year to date.

•	Provision expense of $650 million decreased 18% from 2Q04 driven by further improvements in asset quality.

•	Credit quality trends in 3Q04 continue to show improvement in commercial and large corporate businesses, while consumer businesses remain stable and are performing well.

•	Nonperforming assets fell $343 million, or 11%, to $2.84 billion while the ratio of NPAs to total loans, leases and foreclosed properties fell another 9 basis points to 0.55%. Commercial criticized exposure fell another 10% in 3Q04.

•	Net loan charge offs were $719 million in 3Q04 declining $110 million, or 13% from 2Q04. The ratio of net loan charge-offs to average loans and leases declined 10 basis points to 0.57%. Managed card charge off ratio fell to 5.48%.

•	Third quarter business highlights include:

•	Number of net new checking accounts in the quarter increased 537,000 bringing YTD net new account growth over 1.5 million.

•	Number of net new savings accounts in the quarter increased 624,000 bringing YTD net new account growth over 1.8 million.

•	Opened 1.6 million new credit card accounts due to improved point of sale technology.

•	Active users of online banking increased by 600,000 to 11.8 million while bill payment volume increased to more than $23 billion in 3Q04.

•	Total product sales in 3Q04 increased 21% over same period in 2003 on a proforma basis.

•	Total retail deposits continue to grow and have increased $39 billion or 11% over 2003 on a proforma basis.

•	Continuing moderate middle market loan growth as loans in Commercial Bank grew $1 billion during the quarter.

•	Continuing to increase market share in syndicated lending, currently at 20%.

•	Increased quarterly dividend 12% to $0.45 per share and split the common stock 2 for 1.

•	Merger integration ahead of schedule.

•	Cost savings are on track. $309 million in 3Q04.

•	Banking center rebranding on target as 621, or one-third, of branches have been completed.

•	Rolling out premier banking model and adding premier bankers in Northeast.

•	Daily sales volume in legacy Fleet network has increased 37%.

•	Added 87,000 net new checking accounts and 81,000 net new savings accounts in legacy Fleet franchise in 3Q04, doubling production over 2Q04.

•	Sales per day per sales associate in newly opened Manhattan centers exceeding goals.

•	“Cross-footprint” transaction volume is steadily increasing. During the final week of September customers completed 25,000 cross-footprint transactions, 60% of which were done by legacy Bank of America customers in former Fleet centers.

Bank of America Corporation

Consolidated Financial Highlights

(Dollars in millions, except per share information; shares in thousands)

	Year-to- Date 2004	Year-to- Date 2003	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003	Third Quarter 2003
Income statement
Total revenue	$35,099	$28,279	$12,560	$13,021	$9,518	$9,635	$9,750
Provision for credit losses	2,063	2,256	650	789	624	583	651
Gains on sales of debt securities	2,022	802	732	795	495	139	233
Noninterest expense	19,612	14,867	6,994	7,201	5,417	5,288	5,077
Income tax expense	5,152	3,874	1,884	1,977	1,291	1,177	1,333
Net income	10,294	8,084	3,764	3,849	2,681	2,726	2,922
Diluted earnings per common share	2.76	2.65	0.91	0.93	0.91	0.92	0.96
Average diluted common shares issued and outstanding	3,729,120	3,047,046	4,121,375	4,131,290	2,933,402	2,978,962	3,039,282
Dividends paid per common share	$1.25	$1.04	$0.45	$0.40	$0.40	$0.40	$0.40
Performance ratios
Return on average assets	1.34%	1.43%	1.35%	1.40%	1.27%	1.39%	1.48%
Return on average common shareholders’ equity	17.32	21.85	15.56	16.63	22.16	22.42	23.74
Book value per share of common stock	$24.14	$16.92	$24.14	$23.51	$16.85	$16.63	$16.92
Market price per share of common stock:
Closing price	$43.33	$39.02	$43.33	$42.31	$40.49	$40.22	$39.02
High closing price for the period	44.98	41.77	44.98	42.72	41.38	41.25	41.77
Low closing price for the period	38.96	32.82	41.81	38.96	39.15	36.43	37.44
Market capitalization	175,446	116,236	175,446	171,891	117,056	115,911	116,236
Number of banking centers-domestic	5,829	4,211	5,829	5,774	4,272	4,277	4,211
Number of ATMs-domestic	16,728	13,120	16,728	16,672	13,168	13,241	13,120
Full-time equivalent employees	175,523	132,749	175,523	177,986	134,374	133,549	132,749

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Supplemental Financial Data

(Dollars in millions)

Fully taxable-equivalent basis data

	Year-to- Date 2004	Year-to- Date 2003	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003	Third Quarter 2003
Net interest income	$21,557	$16,362	$7,836	$7,751	$5,970	$5,745	$5,477
Total revenue	35,609	28,763	12,731	13,191	9,687	9,794	9,923
Net interest yield	3.26%	3.35%	3.28%	3.29%	3.22%	3.39%	3.22%
Efficiency ratio	55.07	51.69	54.94	54.59	55.92	53.98	51.16

Reconciliation to GAAP financial measures

Supplemental financial data presented on an operating basis is a basis of presentation not defined by GAAP (generally accepted accounting principles) that excludes merger and restructuring charges. We believe that the exclusion of the merger and restructuring charges, which represent incremental costs to integrate FleetBoston’s operations, provides a meaningful period-to-period comparison and is more reflective of normalized operations.

Shareholder value added (SVA) is a key measure of performance not defined by GAAP that is used in managing our growth strategy orientation and strengthening our focus on generating long-term growth and shareholder value. SVA is used in measuring the performance of our different business units and is an integral component for allocating resources. Each business segment has a goal for growth in SVA reflecting the individual segment’s business and customer strategy.

Other companies may define or calculate supplemental financial data differently. See the Tables below for supplemental financial data and corresponding reconciliation to GAAP financial measures for year-to-date ended September 30, 2004 and 2003, and the quarters ended September 30, 2004, June 30, 2004, March 31, 2004, December 31, 2003 and September 30, 2003.

Reconciliation of net income to operating earnings

	Year-to- Date 2004	Year-to- Date 2003	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003	Third Quarter 2003
Net income	$10,294	$8,084	$3,764	$3,849	$2,681	$2,726	$2,922
Merger and restructuring charges	346	—	221	125	—	—	—
Related income tax benefit	(116)	—	(74)	(42)	—	—	—

Operating earnings	$10,524	$8,084	$3,911	$3,932	$2,681	$2,726	$2,922

Operating basis
Diluted earnings per common share	$2.82	$2.65	$0.95	$0.95	$0.91	$0.92	$0.96
Return on average assets	1.37%	1.42%	1.40%	1.43%	1.27%	1.39%	1.48%
Return on avg common shareholders’ equity	17.71	21.85	16.17	16.99	22.16	22.42	23.74
Efficiency ratio	54.10	51.69	53.20	53.64	55.92	53.98	51.16
Reconciliation of net income to shareholder value added
Net income	$10,294	$8,084	$3,764	$3,849	$2,681	$2,726	$2,922
Amortization of intangibles	455	163	200	201	54	54	55
Merger and restructuring charges, net of tax benefit	230	—	147	83	—	—	—
Capital charge	(6,530)	(4,069)	(2,658)	(2,542)	(1,330)	(1,337)	(1,353)

Shareholder value added	$4,449	$4,178	$1,453	$1,591	$1,405	$1,443	$1,624

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consolidated Statement of Income

(Dollars in millions, except per share information; shares in thousands)

	Year-to- Date 2004	Year-to- Date 2003	Third Quarter 2004	Second Quarter 2004	First Quarter 2004	Fourth Quarter 2003	Third Quarter 2003
Interest income
Interest and fees on loans and leases	$20,294	$16,088	$7,508	$7,237	$5,549	$5,580	$5,328
Interest on debt securities	5,197	2,342	2,078	1,907	1,212	726	600
Federal funds sold and securities purchased under agreements to resell	1,331	867	484	413	434	506	480
Trading account assets	2,988	3,024	968	1,011	1,009	911	975
Other interest income	1,288	1,254	480	440	368	345	472

Total interest income	31,098	23,575	11,518	11,008	8,572	8,068	7,855

Interest expense
Deposits	4,446	3,730	1,711	1,529	1,206	1,178	1,278
Short-term borrowings	2,960	1,414	1,183	1,037	740	537	447
Trading account liabilities	965	969	333	298	334	317	345
Long-term debt	1,680	1,584	626	563	491	450	481

Total interest expense	10,051	7,697	3,853	3,427	2,771	2,482	2,551

Net interest income	21,047	15,878	7,665	7,581	5,801	5,586	5,304

Noninterest income
Service charges	5,098	4,182	1,899	1,783	1,416	1,436	1,458
Investment and brokerage services	2,539	1,752	945	972	622	619	594
Mortgage banking income (loss)	258	1,630	(250)	299	209	292	666
Investment banking income	1,389	1,278	438	547	404	458	412
Equity investment gains	437	0	220	84	133	215	25
Card income	3,208	2,237	1,257	1,156	795	815	794
Trading account profits	600	382	184	413	3	27	175
Other income	523	940	202	186	135	187	322

Total noninterest income	14,052	12,401	4,895	5,440	3,717	4,049	4,446

Total revenue	35,099	28,279	12,560	13,021	9,518	9,635	9,750
Provision for credit losses	2,063	2,256	650	789	624	583	651
Gains on sales of debt securities	2,022	802	732	795	495	139	233
Noninterest expense
Personnel	9,941	7,749	3,540	3,639	2,762	2,697	2,595
Occupancy	1,731	1,492	622	621	488	514	522
Equipment	888	789	309	318	261	263	252
Marketing	1,012	717	364	367	281	268	249
Professional fees	521	620	194	180	147	224	214
Amortization of intangibles	455	163	200	201	54	54	55
Data processing	954	803	340	330	284	301	275
Telecommunications	514	413	180	183	151	158	152
Other general operating	3,250	2,121	1,024	1,237	989	809	763
Merger and restructuring charges	346	—	221	125	—	—	—

Total noninterest expense	19,612	14,867	6,994	7,201	5,417	5,288	5,077

Income before income taxes	15,446	11,958	5,648	5,826	3,972	3,903	4,255
Income tax expense	5,152	3,874	1,884	1,977	1,291	1,177	1,333

Net income	$10,294	$8,084	$3,764	$3,849	$2,681	$2,726	$2,922

Net income available to common shareholders	$10,283	$8,081	$3,759	$3,844	$2,680	$2,725	$2,921

Per common share information
Earnings	$2.80	$2.70	$0.93	$0.95	$0.93	$0.93	$0.98

Diluted earnings	$2.76	$2.65	$0.91	$0.93	$0.91	$0.92	$0.96

Dividends paid	$1.25	$1.04	$0.45	$0.40	$0.40	$0.40	$0.40

Average common shares issued and outstanding	3,666,298	2,988,739	4,052,304	4,062,384	2,880,306	2,926,494	2,980,206

Average diluted common shares issued and outstanding	3,729,120	3,047,046	4,121,375	4,131,290	2,933,402	2,978,962	3,039,282

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consolidated Balance Sheet

(Dollars in millions)	September 30 2004	June 30 2004	September 30 2003
Assets
Cash and cash equivalents	$29,252	$31,789	$22,142
Time deposits placed and other short-term investments	11,021	10,418	6,881
Federal funds sold and securities purchased under agreements to resell	104,570	81,437	67,729
Trading account assets	102,925	85,972	65,339
Derivative assets	35,247	32,241	36,810
Debt securities:
Available-for-sale	163,438	166,175	62,757
Held-to-maturity, at cost	420	478	522

Total debt securities	163,858	166,653	63,279

Loans and leases	511,639	498,481	373,098
Allowance for loan and lease losses	(8,723)	(8,767)	(6,258)

Loans and leases, net of allowance	502,916	489,714	366,840

Premises and equipment, net	7,884	7,797	5,956
Mortgage servicing rights	2,453	3,005	2,426
Goodwill	44,709	44,672	11,456
Core deposit intangibles and other intangibles	3,726	3,922	966
Other assets	80,435	79,582	87,722

Total assets	$1,088,996	$1,037,202	$737,546

Liabilities
Deposits in domestic offices:
Noninterest-bearing	$155,406	$154,061	$122,669
Interest-bearing	380,956	369,446	257,586
Deposits in foreign offices:
Noninterest-bearing	5,632	5,499	2,650
Interest-bearing	49,264	46,407	25,605

Total deposits	591,258	575,413	408,510

Federal funds purchased and securities sold under agreements to repurchase	142,992	119,264	79,775
Trading account liabilities	36,825	29,689	29,744
Derivative liabilities	19,039	20,519	25,120
Commercial paper and other short-term borrowings	71,434	69,495	41,739
Accrued expenses and other liabilities (includes $446, $486 and $458 of Reserve for unfunded lending commitments)	28,851	28,682	35,751
Long-term debt	100,586	98,319	66,462

Total liabilities	990,985	941,381	687,101

Shareholders’ equity
Preferred stock, $0.01 par value; authorized - 100,000,000 shares; issued and outstanding - 1,090,189; 2,292,013 and 1,281,600 shares	271	322	55
Common stock, $0.01 par value, and additional paid-in capital; authorized - 7,500,000,000; 7,500,000,000; and 5,000,000 shares; issued and outstanding - 4,049,062,685; 4,062,656,866; and 2,978,874,412 shares	44,756	45,674	30
Retained earnings	55,979	54,024	52,305
Accumulated other comprehensive loss	(2,669)	(3,862)	(1,776)
Other	(326)	(337)	(169)

Total shareholders’ equity	98,011	95,821	50,445

Total liabilities and shareholders’ equity	$1,088,996	$1,037,202	$737,546

Certain prior period amounts have been reclassified to conform to current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior period have not been restated.

Bank of America Corporation

Capital Management

(Dollars in millions)

	3Q04*	2Q04	1Q04	4Q03	3Q03
Tier 1 capital	$62,981	$61,883	$45,515	$44,050	$46,094
Total capital	91,211	90,267	67,484	66,651	67,991
Risk-weighted assets	779,859	754,386	588,770	561,294	558,472
Tier 1 capital ratio	8.08%	8.20%	7.73%	7.85%	8.25%
Total capital ratio	11.70	11.97	11.46	11.87	12.17
Ending equity / ending assets	9.00	9.24	5.98	6.52	6.84
Ending capital / ending assets	9.85	10.13	6.72	7.34	7.69
Average equity / average assets	8.68	8.42	5.73	6.19	6.22
Leverage ratio	5.92	5.83	5.43	5.73	5.95

*Preliminary	data on risk-based capital

Share Repurchase Program

40.4 million common shares were repurchased in the third quarter of 2004 as a part of ongoing share repurchase programs.

114.7 million shares remain outstanding under the 2004 authorized program.

26.8 million shares were issued in the third quarter of 2004.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Quarterly Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Third Quarter 2004			Second Quarter 2004			Third Quarter 2003
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$14,726	$127	3.45%	$14,384	$59	1.65%	$10,062	$41	1.63%
Federal funds sold and securities purchased under agreements to resell	128,339	484	1.50	124,383	413	1.33	90,236	479	2.11
Trading account assets	98,459	983	3.99	104,391	1,027	3.94	96,105	991	4.11
Debt securities	169,515	2,095	4.94	159,797	1,925	4.82	63,423	616	3.89
Loans and leases(1):
Commercial - domestic	122,093	1,855	6.04	123,970	1,843	5.98	90,671	1,660	7.26
Commercial - foreign	18,251	245	5.34	18,144	237	5.24	12,448	111	3.53
Commercial real estate	30,792	344	4.44	30,311	317	4.20	19,961	213	4.23
Commercial lease financing	20,125	233	4.64	20,086	237	4.72	9,852	99	4.02

Total commercial	191,261	2,677	5.57	192,511	2,634	5.50	132,932	2,083	6.22

Residential mortgage	175,046	2,371	5.41	173,158	2,284	5.29	130,948	1,656	5.05
Home equity lines	44,309	514	4.62	40,424	450	4.48	22,539	255	4.48
Direct/Indirect consumer	38,951	538	5.49	39,763	540	5.44	33,278	488	5.82
Credit card	45,818	1,265	10.98	43,160	1,167	10.88	29,113	742	10.11
Other consumer(2)	7,693	152	7.91	8,142	169	8.32	8,478	138	6.48

Total consumer	311,817	4,840	6.19	304,647	4,610	6.07	224,356	3,279	5.82

Total loans and leases	503,078	7,517	5.95	497,158	7,244	5.85	357,288	5,362	5.97

Other earning assets	40,509	483	4.74	44,877	510	4.57	60,194	539	3.56

Total earning assets(3)	954,626	11,689	4.88	944,990	11,178	4.75	677,308	8,028	4.72

Cash and cash equivalents	29,469			30,320			22,662
Other assets, less allowance for loan and lease losses	126,029			132,997			86,185

Total assets	$1,110,124			$1,108,307			$786,155

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$36,823	$35	0.38%	$35,864	$31	0.34%	$25,285	$20	0.31%
NOW and money market deposit accounts	233,602	523	0.89	233,702	488	0.84	151,424	249	0.65
Consumer CDs and IRAs	101,250	668	2.63	93,017	587	2.54	71,216	872	4.85
Negotiable CDs, public funds and other time deposits	5,654	69	4.85	4,737	66	5.60	7,770	25	1.27

Total domestic interest-bearing deposits	377,329	1,295	1.37	367,320	1,172	1.28	255,695	1,166	1.81

Foreign interest-bearing deposits(4):
Banks located in foreign countries	17,864	307	6.83	18,945	287	6.10	12,273	59	1.90
Governments and official institutions	5,021	22	1.80	5,739	23	1.58	2,033	6	1.21
Time, savings and other	29,513	87	1.17	29,882	47	0.64	18,792	47	1.00

Total foreign interest-bearing deposits	52,398	416	3.16	54,566	357	2.63	33,098	112	1.35

Total interest-bearing deposits	429,727	1,711	1.58	421,886	1,529	1.46	288,793	1,278	1.76

Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings	233,223	1,183	2.02	243,079	1,038	1.72	162,080	447	1.09
Trading account liabilities	37,706	333	3.51	31,620	297	3.78	36,903	345	3.71
Long-term debt(5)	98,361	626	2.54	96,395	563	2.34	66,788	481	2.88

Total interest-bearing liabilities(3)	799,017	3,853	1.92	792,980	3,427	1.74	554,564	2,551	1.83

Noninterest-bearing sources:
Noninterest-bearing deposits	158,151			160,419			125,776
Other liabilities	56,564			61,642			56,944
Shareholders’ equity	96,392			93,266			48,871

Total liabilities and shareholders’ equity	$1,110,124			$1,108,307			$786,155

Net interest spread			2.96			3.01			2.89
Impact of noninterest-bearing sources			0.32			0.28			0.33

Net interest income/yield on earning assets		$7,836	3.28%		$7,751	3.29%		$5,477	3.22%

(1)	Nonperforming loans are included in the respective average loan balances. Income on such nonperforming loans is recognized on a cash basis.

(2)	Includes consumer finance, foreign consumer and consumer lease financing of $3,644, $3,304 and $745; $3,827, $3,256 and $1,058; $4,046, $1,950 and $2,482 in the third and second quarters of 2004 and in the third quarter of 2003, respectively.

(3)	Interest income includes the impact of interest rate risk management contracts, which increased interest income on the underlying assets $531 and $659 in the third and second quarters of 2004, respectively, and $925 in the third quarter of 2003. These amounts were substantially offset by corresponding decreases in the income earned on the underlying assets. Interest expense includes the impact of interest rate risk management contracts, which increased interest expense on the underlying liabilities $217 and $333 in the third and second quarters of 2004, respectively, and $141 in the third quarter of 2003. These amounts were substantially offset by corresponding decreases in the interest paid on the underlying liabilities.

(4)	Primarily consists of time deposits in denominations of $100,000 or more.

(5)	Includes long-term debt related to Trust Securities.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Year-to-Date Average Balances and Interest Rates - Fully Taxable-equivalent Basis

(Dollars in millions)

	Nine Months Ended September 30
	2004			2003
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Earning assets
Time deposits placed and other short-term investments	$13,796	$234	2.27%	$8,323	$123	1.98%
Federal funds sold and securities purchased under agreements to resell	122,184	1,331	1.45	72,839	867	1.59
Trading account assets	102,612	3,033	3.94	98,095	3,066	4.17
Debt securities	143,119	5,243	4.88	74,532	2,390	4.28
Loans and leases(1):
Commercial - domestic	112,371	5,209	6.19	94,517	5,117	7.24
Commercial - foreign	15,725	577	4.90	13,434	359	3.57
Commercial real estate	26,987	871	4.31	20,186	651	4.31
Commercial lease financing	16,570	565	4.55	10,092	302	3.99

Total commercial	171,653	7,222	5.62	138,229	6,429	6.22

Residential mortgage	163,410	6,615	5.40	121,862	4,941	5.41
Home equity lines	36,400	1,226	4.50	22,783	785	4.61
Direct/Indirect consumer	37,591	1,542	5.48	32,314	1,486	6.15
Credit card	41,443	3,302	10.64	26,685	2,076	10.40
Other consumer(2)	7,771	441	7.58	9,246	464	6.70

Total consumer	286,615	13,126	6.11	212,890	9,752	6.12

Total loans and leases	458,268	20,348	5.93	351,119	16,181	6.16

Other earning assets	41,398	1,419	4.57	46,627	1,432	4.10

Total earning assets(3)	881,377	31,608	4.79	651,535	24,059	4.93

Cash and cash equivalents	27,665			22,524
Other assets, less allowance for loan and lease losses	113,963			84,546

Total assets	$1,023,005			$758,605

Interest-bearing liabilities
Domestic interest-bearing deposits:
Savings	$32,963	$83	0.33%	$24,216	$89	0.49%
NOW and money market deposit accounts	207,808	1,332	0.86	146,715	835	0.76
Consumer CDs and IRAs	89,911	1,822	2.71	69,235	2,309	4.46
Negotiable CDs, public funds and other time deposits	5,444	209	5.12	8,109	86	1.42

Total domestic interest-bearing deposits	336,126	3,446	1.37	248,275	3,319	1.79

Foreign interest-bearing deposits(4):
Banks located in foreign countries	18,585	765	5.50	14,207	226	2.12
Governments and official institutions	5,153	64	1.67	2,071	20	1.32
Time, savings and other	26,826	171	0.85	18,693	165	1.18

Total foreign interest-bearing deposits	50,564	1,000	2.64	34,971	411	1.57

Total interest-bearing deposits	386,690	4,446	1.54	283,246	3,730	1.76

Federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings	226,591	2,960	1.74	146,091	1,414	1.29
Trading account liabilities	34,634	965	3.72	36,798	969	3.52
Long-term debt(5)	91,229	1,680	2.46	67,702	1,584	3.12

Total interest-bearing liabilities(3)	739,144	10,051	1.82	533,837	7,697	1.93

Noninterest-bearing sources:
Noninterest-bearing deposits	145,268			118,739
Other liabilities	59,083			56,517
Shareholders’ equity	79,510			49,512

Total liabilities and shareholders’ equity	$1,023,005			$758,605

Net interest spread			2.97			3.00
Impact of noninterest-bearing sources			0.29			0.35

Net interest income/yield on earning assets		$21,557	3.26%		$16,362	3.35%

(1)	Nonperforming loans are included in the respective average loan balances. Income on such nonperforming loans is recognized on a cash basis.

(2)	Includes consumer finance, foreign consumer and consumer lease financing of $3,823, $2,851 and $1,097 for the nine months ended September 30, 2004, respectively, and $4,204, $1,990 and $3,052 for the nine months ended September 30, 2003, respectively.

(3)	Interest income includes the impact of interest rate risk management contracts, which increased interest income on the underlying assets $2,020 and $2,088 in the nine months ended September 30, 2004 and 2003, respectively. These amounts were substantially offset by corresponding decreases in the income earned on the underlying assets. Interest expense includes the impact of interest rate risk management contracts, which increased interest expense on the underlying liabilities $733 and $215 in the nine months ended September 30, 2004 and 2003, respectively. These amounts were substantially offset by corresponding decreases in the interest paid on the underlying liabilities.

(4)	Primarily consists of time deposits in denominations of $100,000 or more.

(5)	Includes long-term debt related to Trust Securities.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Business Segment View

Net Income
Third Quarter 2004

Commercial Banking
22%
Wealth & Investment Management
12%
Consumer & Small Business
45%
Corporate Other
8%
Global Corporate &
Investment Banking
13%

Revenue
Third Quarter 2004

Commercial Banking
14%
Wealth & Investment Management
13%
Consumer and Small Business
Banking
55%
Corporate Other
2%
Global Corporate & Investment
Banking
16%

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consumer and Small Business Banking Segment Results(1)

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03	3 Qtr 03
Key Measures
Total revenue(2)	$19,268	$15,587	$7,025	$7,153	$5,090	$5,344	$5,561
Provision for credit losses	2,097	1,230	999	662	436	448	409
Net income	4,784	4,274	1,682	1,889	1,213	1,431	1,679
Shareholder value added	2,589	3,319	754	1,016	819	1,048	1,348
Return on average equity	20.97%	44.12%	17.35%	20.52%	30.98%	37.49%	50.13%
Efficiency ratio(2)	50.54	48.96	49.85	49.03	53.62	50.55	45.76
Selected Average Balance Sheet Components
Total loans and leases	$131,599	$91,889	$150,334	$145,862	$98,395	$95,408	$92,509
Total deposits	307,285	237,748	339,565	339,575	242,359	248,156	246,048
Total earning assets	315,168	239,819	349,673	347,677	247,776	253,135	249,386
Period End (in billions)
Mortgage servicing portfolio	$254.2	$245.9	$254.2	$253.3	$247.6	$246.5	$245.9
Mortgage originations:
Retail	44.9	80.2	11.7	19.2	14.0	11.7	30.0
Wholesale	24.3	32.6	5.2	9.3	9.8	6.7	9.5

(1)	Consumer and Small Business major subsegments are Consumer Banking, Consumer Products and Small Business.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consumer Customer Growth Momentum

Net New Checking Accounts Growth
1,500,000
1,250,000
1,000,000
750,000
500,000
250,000
-
1,253,000
442,000
415,000
42,000
510,000
87,000
450,000
Full Year 2003
3Q03
1Q04
2Q04
3Q04*
Bank of America only
Fleet legacy

Net New Savings Accounts Growth
1,000,000
750,000
500,000
250,000
-
640,000
218,000
538,000
37,000
674,000
81,000
543,000
Full Year 2003
3Q03
1Q04
2Q04
3Q04*
Bank of America only
Fleet legacy

New Consumer Credit Card Growth
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
-
4,277,000
1,427,000
1,026,000
411,000
1,092,000
316,000
1,263,000
Full Year 2003
3Q03
1Q04
2Q04
3Q04*
Bank of America only
Fleet legacy

*	preliminary data

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

E-Commerce & BankofAmerica.com

Bank of America has the largest active online banking customer base with 11.8 million subscribers. This represents an active customer penetration rate of 48.4%.

Bank of America uses a strict Active User standard - customers must have used our online services within the last 90 days.

4.8 million active bill pay users paid $23.5 billion worth of bills this quarter. The number of customers who sign up and use Bank of America’s Bill Pay Service continues to far surpass that of any other financial institution.

Currently, approximately 300 companies are presenting 11.6 million e-bills per quarter.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Consumer Credit Card Results

Included within Consumer Products

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03	3 Qtr 03
Key Measures

Outstandings:
On-balance sheet (Period end)	$47,521	$30,993	$47,521	$42,195	$36,087	$34,814	$30,993
Managed (Period end)	55,399	33,631	55,399	51,990	37,296	36,596	33,631
On-balance sheet (Average)	41,162	26,679	45,589	43,177	35,303	32,734	29,113
Managed (Average)	47,950	30,457	54,419	53,136	36,855	34,783	32,225
Managed Income Statement:
Total revenue	$5,267	$3,145	$2,075	$1,954	$1,238	$1,196	$1,134
Provision for credit losses	2,220	1,421	994	760	466	555	539
Noninterest expense	1,371	815	480	553	338	312	270

Income before income taxes	$1,676	$909	$601	$641	$434	$329	$325

Shareholder Value Added	$884	$414	$342	$338	$204	$152	$150

Credit Quality:
On-balance sheet:
Charge-offs $	$1,614	$1,091	$586	$585	$443	$423	$390
Charge-offs %	5.24%	5.47%	5.09%	5.45%	5.05%	5.12%	5.32%
Managed:
Losses $	$1,992	$1,240	$753	$776	$463	$451	$433
Losses %	5.55%	5.44%	5.48%	5.88%	5.05%	5.14%	5.33%
Managed delinquency %:
30+	3.90%	4.00%	4.11%	3.86%	3.75%	3.93%	3.84%
90+	1.88	1.82	1.88	1.76	1.81	1.77	1.76

Represents financial statement presentation with certain reclassifications to reflect securitization activity.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Commercial Banking Segment Results(1)

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03	3 Qtr 03
Key Measures
Total revenue(2)	$4,771	$3,316	$1,821	$1,746	$1,204	$1,201	$1,165
Provision for credit losses	(30)	360	(63)	6	27	98	122
Net income	1,928	1,061	824	639	465	410	400
Shareholder value added	585	593	222	56	307	252	244
Return on average equity	15.15%	24.12%	14.42%	11.55%	31.41%	27.68%	27.26%
Efficiency ratio(2)	37.83	39.63	34.23	41.44	38.05	40.09	36.85
Selected Average Balance Sheet Components
Total loans and leases	$125,245	$92,832	$139,983	$139,014	$96,577	$94,996	$93,451
Total deposits	50,919	30,588	58,175	59,866	34,636	34,053	31,505
Total earning assets	130,382	97,266	145,705	144,564	100,709	99,734	98,531

(1)	Commercial Banking major subsegments are Middle Market Banking, Commercial Real Estate Banking, Business Capital, Leasing and Dealer Financial Services.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Corporate and Investment Banking Segment Results(1)

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03	3 Qtr 03
Key Measures
Total revenue(2)	$6,851	$6,399	$2,064	$2,624	$2,163	$1,935	$2,064
Provision for credit losses	(275)	387	(155)	(21)	(99)	(83)	50
Net income	1,371	1,282	475	432	464	512	435
Shareholder value added	599	589	185	149	265	305	216
Return on average equity	18.78%	19.83%	17.30%	16.05%	24.91%	26.38%	21.30%
Efficiency ratio(2)	73.38	63.40	72.87	75.82	70.92	65.62	66.57
Selected Average Balance Sheet Components
Total loans and leases	$34,314	$38,529	$35,881	$38,127	$28,917	$31,034	$33,805
Total deposits	74,711	67,139	74,345	80,692	69,101	62,997	67,367
Total earning assets	273,975	234,764	277,622	282,143	270,614	250,495	262,187

(1)	Global Corporate and Investment Banking offers clients a comprehensive range of global capabilities through three subsegments: Global Investment Banking, Global Credit Products and Global Treasury Services.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Corporate and Investment Banking

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03	3 Qtr 03
Trading-related Revenue
Net interest income(1)	$1,622	$1,716	$448	$597	$577	$522	$546
Trading account profits	795	560	137	390	268	26	148

Total trading-related revenue	$2,417	$2,276	$585	$987	$845	$548	$694

Trading-related revenue by product
Fixed income	$1,263	$1,125	$299	$456	$508	$227	$282
Interest rate(1)	575	788	118	289	168	165	298
Foreign exchange	524	396	164	171	189	154	136
Equities(2)	120	283	40	83	(3)	61	65
Commodities	12	(48)	18	(4)	(2)	3	(10)

Market-based trading-related revenue	2,494	2,544	639	995	860	610	771
Credit portfolio hedges(3)	(77)	(268)	(54)	(8)	(15)	(62)	(77)

Total trading-related revenue	$2,417	$2,276	$585	$987	$845	$548	$694

	Year-to-Date		Quarterly
	2004	2003	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03	3 Qtr 03
Investment Banking Income
Securities underwriting	$711	$732	$218	$275	$218	$233	$239
Syndications	388	320	129	174	85	128	101
Advisory services	217	166	66	73	78	80	54
Other	25	26	7	10	8	12	5

Total investment banking income	$1,341	$1,244	$420	$532	$389	$453	$399

(1)	Fully taxable-equivalent basis

(2)	Does not include commissions from equity transactions which were $494 and $481 for the nine months ended September 30, 2004 and 2003, respectively and $153, $168, $172, $167 and $166 for the three months ended September 30, 2004, June 30, 2004, March 31, 2004, December 31, 2003 and September 30, 2003.

(3)	Includes credit default swaps used for credit risk management.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Global Corporate & Investment Banking Strategic Progress Continues

Significant US market share gains

Banc of America Securities increased market share in leveraged loans, mergers & acquisitions, high yield, syndicated loans,

public finance, convertible debt, mortgage-backed securities and asset-backed securities.

•	#2 in leveraged loans at 21.0% market share

•	#2 syndicated lender, ranked by dollar volume, with 20% market share

•	#1 syndicated lender, ranked by number of deals

•	Convertible debt earned the #2 position with 10.5% market share

•	High yield debt market share increased over YTD03, from 9% to 12.2%

•	M&A increased to 10.0% from 6.1% in first nine months of 2003

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Wealth and Investment Management Segment Results(1)

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03	3 Qtr 03
Key Measures
Total revenue(2)	$4,174	$2,827	$1,573	$1,513	$1,088	$1,203	$959
Provision for credit losses	(16)	4	(17)	10	(9)	7	(1)
Net income	1,107	806	469	392	246	428	256
Shareholder value added	544	542	246	172	126	313	166
Return on average equity	20.07%	31.74%	21.27%	18.01%	21.71%	39.08%	29.70%
Efficiency ratio(2)	58.64	55.19	54.17	58.69	65.04	44.83	59.18
Selected Average Balance Sheet Components
Total loans and leases	$42,740	$37,681	$45,646	$44,109	$38,434	$37,660	$37,159
Total deposits	76,522	52,045	87,904	77,069	64,467	59,784	55,503
Total earning assets	78,679	53,131	90,146	79,296	66,470	62,073	56,826
Period End (in billions)
Assets under management	$429.5	$281.2	$429.5	$439.6	$298.7	$296.7	$281.2
Client brokerage assets	141.9	90.7	141.9	144.9	91.0	88.8	90.7
Assets in custody	104.0	47.3	104.0	105.2	50.6	49.9	47.3

Total client assets	$675.4	$419.2	$675.4	$689.7	$440.3	$435.4	$419.2

(1)	Wealth and Investment Management includes five primary subsegments: Columbia Management Group, The Private Bank, Banc of America Investments, Premier Banking and Other Services.

(2)	Fully taxable-equivalent basis

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Corporate Other Results(1)

(Dollars in millions)

	Year-to-Date		Quarterly
	2004	2003	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03	3 Qtr 03
Key Measures
Total revenue(2)	$545	$634	$248	$155	$142	$111	$174
Provision for credit losses	287	275	(114)	132	269	113	71
Net income(3)	1,104	661	314	497	293	(55)	152
Shareholder value added	132	(865)	46	198	(112)	(475)	(350)
Selected Average Balance Sheet Components
Total loans and leases	$124,370	$90,188	$131,234	$130,046	$111,753	$111,974	$100,364
Total deposits	22,521	14,465	27,889	25,103	14,512	13,849	14,146
Total earning assets	290,664	182,001	325,039	312,419	234,157	192,427	183,800

Corporate Other Sub-Segment Results

	Year-to-Date		Quarterly
	2004	2003	3 Qtr 04	2 Qtr 04	1 Qtr 04	4 Qtr 03	3 Qtr 03
Key Measures
Latin America(4)
Total revenue(2)	$541	$28	$264	$268	$9	$6	$6
Provision for credit losses	(106)	64	(156)	(7)	57	25	12
Net income	184	(32)	151	66	(33)	(16)	(7)
Shareholder value added	97	(32)	106	23	(32)	(15)	(7)
Equity Investments
Total revenue(2)	$101	($200)	$114	$6	($19)	($56)	($80)
Provision for credit losses	—	4	—	—	—	21	—
Net income	3	(183)	47	(14)	(30)	(67)	(69)
Shareholder value added	(207)	(351)	(28)	(94)	(85)	(124)	(125)
Other
Total revenue(2)	($97)	$806	($130)	($119)	$152	$161	$248
Provision for credit losses	393	207	42	139	212	67	59
Net income	917	876	116	445	356	28	228
Shareholder value added	242	(482)	(32)	269	5	(336)	(218)

(1)	Corporate Other consists primarily of Latin America, Equity Investments, noninterest income, revenue and security gains and noninterest expense associated with the Asset and Liability Management (ALM) process, and the results of certain consumer finance and commercial lending businesses that are being liquidated.

(2)	Fully taxable-equivalent basis

(3)	Includes merger and restructuring charges, net of taxes, of $230 in year-to-date 2004, $147 in 3Q04 and $83 in 2Q04.

(4)	Excludes Mexico, which is included in Global Corporate and Investment Banking.

Certain prior period amounts have been reclassified among the segments to conform to the current period presentation.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Outstanding Loans and Leases

(Dollars in millions)

	September 30 2004	December 31 2003	Increase (Decrease) from 12/31/03
Commercial - domestic	$122,211	$91,491	$30,720
Commercial - foreign	18,976	10,754	8,222
Commercial real estate(1)	30,719	19,367	11,352
Commercial lease financing	19,991	9,692	10,299

Total commercial	191,897	131,304	60,593

Residential mortgage	179,673	140,513	39,160
Home equity lines	46,497	23,859	22,638
Direct/Indirect consumer	38,378	33,415	4,963
Credit card	47,554	34,814	12,740
Other consumer(2)	7,640	7,558	82

Total consumer	319,742	240,159	79,583

Total	$511,639	$371,463	$140,176

(1)	Includes domestic and foreign commercial real estate loans of $30,255 and $464 at September 30, 2004, respectively, and $19,043 and $324 at December 31, 2003, respectively.

(2)	Includes consumer finance, foreign consumer and consumer lease financing of $3,564, $3,433 and $643 at September 30, 2004, respectively, and $3,905, $1,969 and $1,684 at December 31, 2003, respectively.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Commercial Utilized Credit Exposure by Industry(1)

(Dollars in millions)

	September 30 2004	June 30 2004	% Increase (Decrease) from 6/30/04
Real estate	$36,575	$36,668	(0)%
Retailing	22,981	23,442	(2)
Diversified financials	21,923	21,869	0
Banks	20,020	18,924	6
Education and government	17,237	16,011	8
Individuals and trusts	16,749	16,888	(1)
Materials	13,867	13,736	1
Consumer durables and apparel	12,921	12,718	2
Transportation	12,645	12,282	3
Food, beverage and tobacco	12,129	11,067	10
Health care equipment and services	12,045	12,122	(1)
Leisure and sports, hotels and restaurants	12,014	12,644	(5)
Capital goods	11,984	11,785	2
Commercial services and supplies	10,874	10,924	(0)
Energy	7,975	7,151	12
Media	6,125	7,082	(14)
Insurance	6,015	5,487	10
Utilities	5,643	5,815	(3)
Religious and social organizations	5,514	5,247	5
Food and staples retailing	3,205	3,344	(4)
Technology hardware and equipment	3,161	3,313	(5)
Telecommunication services	2,828	2,801	1
Software and services	2,378	2,451	(3)
Automobiles and components	1,723	1,599	8
Pharmaceuticals and biotechnology	921	998	(8)
Household and personal products	381	367	4
Other	11,360	6,915	64

Total	$291,193	$283,650	3

(1)	Includes loans and leases, letters of credit, standby letters of credit and financial guarantees, and mark-to-market exposure for derivatives.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior period has not been restated.

Bank of America Corporation

Nonperforming Assets

(Dollars in millions)

	3Q04	2Q04	1Q04	4Q03	3Q03
Commercial - domestic	$991	$1,246	$1,229	$1,388	$1,746
Commercial - foreign	473	503	331	578	756
Commercial real estate	136	164	115	142	157
Commercial lease financing	243	257	66	127	114

Total commercial	1,843	2,170	1,741	2,235	2,773

Residential mortgage	532	537	486	531	563
Home equity lines	51	42	35	43	42
Direct/Indirect consumer	26	31	31	28	32
Other consumer	94	99	61	36	19

Total consumer	703	709	613	638	656

Total nonperforming loans and leases	2,546	2,879	2,354	2,873	3,429
Nonperforming securities(1)	157	156	—	—	—
Foreclosed properties	133	144	131	148	228

Total nonperforming assets(2)	$2,836	$3,179	$2,485	$3,021	$3,657

Loans past due 90 days or more and still accruing	$1,052	$939	$795	$860	$788
Nonperforming assets / Total assets	0.26%	0.31%	0.30%	0.41%	0.50%
Nonperforming assets / Total loans, leases and foreclosed properties	0.55	0.64	0.66	0.81	0.98
Nonperforming loans and leases / Total loans and leases	0.50	0.58	0.63	0.77	0.92
Allowance for credit losses:
Allowance for loan and lease losses	$8,723	$8,767	$6,080	$6,163	$6,258
Reserve for unfunded lending commitments	446	486	401	416	458

Total	$9,169	$9,253	$6,481	$6,579	$6,716

Allowance for loan and lease losses / Total loans and leases	1.70%	1.76%	1.62%	1.66%	1.68%
Allowance for loan and lease losses / Total nonperforming loans and leases	343	305	258	215	183
Commercial criticized exposure	$12,025	$13,420	$10,401	$12,650	$15,059
Commercial criticized exposure / Commercial utilized exposure	4.13%	4.73%	4.94%	5.94%	7.10%

Loans are classified as domestic or foreign based upon the domicile of the borrower.

(1)	Primarily related to international securities held in the available-for-sale portfolio.

(2)	Balances do not include $100, $103, $82, $202 and $82 of nonperforming assets, primarily loans held for sale, included in Other Assets at September 30, 2004, June 30, 2004, March 31, 2004, December 31, 2003 and September 30, 2003, respectively.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Quarterly Net Charge-offs and Net Charge-off Ratios

(Dollars in millions)

	3Q04		2Q04		1Q04		4Q03		3Q03
	Amt.	Ratio	Amt.	Ratio	Amt.	Ratio	Amount	Ratio	Amount	Ratio
Commercial - domestic	$25	0.08%	$76	0.25%	$49	0.22%	$93	0.41%	$163	0.72%
Commercial - foreign	(4)	(0.09)	66	1.47	106	3.98	76	2.60	58	1.84
Commercial real estate	1	0.02	(3)	(0.04)	(2)	(0.05)	9	0.18	13	0.26
Commercial lease financing	(3)	(0.07)	(3)	(0.06)	4	0.17	0	0.00	40	1.61

Total commercial	19	0.04	136	0.28	157	0.48	178	0.54	274	0.82

Residential mortgage	7	0.02	12	0.03	11	0.03	13	0.04	14	0.04
Home equity lines	2	0.02	4	0.05	4	0.07	(3)	(0.04)	2	0.02
Direct/Indirect consumer	56	0.57	49	0.50	48	0.56	48	0.57	39	0.47
Credit card	586	5.09	585	5.45	443	5.05	423	5.12	390	5.32
Other consumer(1)	49	2.53	43	2.10	57	3.07	66	3.37	57	2.70

Total consumer	700	0.89	693	0.92	563	0.93	547	0.91	502	0.89

Total net charge-offs	$719	0.57	$829	0.67	$720	0.77	$725	0.77	$776	0.86

By Business Segment:
Consumer & small business banking	$662	1.75%	$665	1.83%	$499	2.05%	$485	2.02%	$453	1.94%
Commercial banking	36	0.10	32	0.09	62	0.26	75	0.31	123	0.52
Global corporate & investment banking	1	0.01	69	0.72	89	0.96	50	0.50	96	0.90
Wealth & investment management	1	0.01	(4)	(0.04)	6	0.06	(1)	(0.01)	5	0.06
Corporate other	19	0.06	67	0.21	64	0.25	116	0.44	99	0.43

Total net charge-offs	$719	0.57	$829	0.67	$720	0.77	$725	0.77	$776	0.86

Loans are classified as domestic or foreign based upon the domicile of the borrower.

(1)	Includes lease financing of $7, $5, $10, $10 and $12 for the quarters ended September 30, 2004, June 30, 2004, March 31, 2004, December 31, 2003 and September 30, 2003, respectively.

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.

Bank of America Corporation

Selected Emerging Markets (1)

(Dollars in millions)	Loans and Loan Commitments	Other Financing (2)	Derivative Assets	Debt Securities/ Other Investments (3,4)	Total Cross- border Exposure (5)	Local Country Exposure Net of Local Liabilities (6)	Total Foreign Exposure September 30, 2004	Increase/ (Decrease) from December 31, 2003
Region/Country
Latin America
Argentina	$275	$74	$0	$81	$430	$16	$446	$135
Brazil (7)	982	287	33	142	1,444	2,014	3,458	2,787
Chile	277	125	2	14	418	712	1,130	999
Mexico (8)	786	142	196	1,952	3,076	0	3,076	293
Other Latin America (9)	363	164	141	237	905	267	1,172	455

Total Latin America	2,683	792	372	2,426	6,272	3,009	9,282	4,669

Asia Pacific
Hong Kong	229	41	89	129	488	569	1,057	187
India	601	188	177	286	1,252	519	1,771	206
Singapore	203	30	52	83	368	0	368	(199)
South Korea	356	578	32	169	1,135	388	1,523	(95)
Taiwan	319	105	41	11	476	53	529	(12)
Other Asia Pacific (9)	89	104	61	351	605	197	802	(74)

Total Asia Pacific	1,797	1,046	452	1,029	4,324	1,726	6,050	13

Central and Eastern Europe (9)	12	13	23	173	221	0	221	(49)

Total	$4,492	$1,851	$847	$3,627	$10,817	$4,735	$15,553	4,633

(1)	There is no generally accepted definition of emerging markets. The definition that we use includes all countries in Asia Pacific excluding Japan, Australia and New Zealand; and all countries in Central and Eastern Europe excluding Greece.

(2)	Includes acceptances, SBLCs, commercial letters of credit and formal guarantees.

(3)	Amounts outstanding for Other Latin America and Other Asia Pacific have been reduced by $192 and $14, respectively, at September 30, 2004 and $173 and $13, respectively, at December 31, 2003. Such amounts represent the fair value of U.S. Treasury securities held as collateral outside the country of exposure.

(4)	Cross-border resale agreements are presented based on the domicile of the counterparty because the counterparty has the legal obligation for repayment. For regulatory reporting under Federal Financial Institutions Examinations Council (FFIEC) guidelines, cross-border resale agreements are presented based on the domicile of the issuer of the securities that are held as collateral.

(5)	Cross-border exposure includes amounts payable to the Corporation by borrowers with a country of residence other than the one in which the credit is booked, regardless of the currency in which the claim is denominated, consistent with FFIEC reporting rules.

(6)	Local country exposure includes amounts payable to the Corporation by borrowers with a country of residence in which the credit is booked, regardless of the currency in which the claim is denominated. Management subtracts local funding or liabilities from local exposures as allowed by the FFIEC. Total amount of local country exposure funded by local liabilities at September 30, 2004 was $14,136 compared to $5,336 at December 31, 2003. Local country exposure funded by local liabilities at September 30, 2004 in Latin America and Asia Pacific was $8,285 and $5,851, respectively, of which $3,652 was in Brazil, $1,555 in Argentina, $1,145 in Chile, $3,073 in Hong Kong and $1,128 in Singapore. There were no other countries with local country exposure funded by local liabilities greater than $1.0 billion.

(7)	The Corporation has certain risk mitigation instruments associated with Brazil exposure, including insurance contracts, other trade-related transfer risk mitigation and third party funding. Ability to file a claim under insurance policies may vary with the country’s current political and economic environment.

(8)	Includes $1,800 related to Grupo Financiero Santander Serfin acquired in the first quarter of 2003.

(9)	Other Latin America, Other Asia Pacific, and Central and Eastern Europe include countries each with total foreign exposure of less than $500.

Risk Mitigation	Brazil
Total foreign exposure, September 30, 2004	$3,458
Less: Insurance contracts	422
Other trade-related transfer risk mitigation	962
Third party funding	230

Total foreign exposure net of risk mitigation, September 30, 2004	$1,844

Information for periods after April 1, 2004 includes the FleetBoston acquisition; prior periods have not been restated.